Exhibit 99.2

ZOMAX TO FORM JOINT VENTURE IN IRELAND

Zomax and MPO International Sign Definitive Agreement To Consolidate
Respective Ireland Manufacturing Operations

Joint Venture Will Allow Zomax To Pursue Growth Opportunities In Europe

MINNEAPOLIS, MN, May 9, 2006 - Zomax Incorporated (Nasdaq: ZOMX) today announced that it has signed a definitive agreement to enter into a joint venture with MPO International (MPO), a privately-held leader in the media manufacturing and services industry.  The joint venture will consolidate the two companies’ separate Ireland media replication businesses, manufacturing operations and management teams into one entity.  This new joint venture does not include Zomax’ well-performing contact and program management center located in Santry, Ireland.

Zomax and MPO formed the joint venture to create one profitable entity by capitalizing on the synergies that they believe the two consolidated operations will create.  This new venture will support the existing media manufacturing needs of both Zomax Limited’s and MPO Ireland’s clients.  In addition, Zomax and MPO intend to sign a strategic sales and marketing agreement to pursue new growth opportunities, including leveraging the European capabilities of MPO for production and fulfillment for Zomax customers in the IT market segment and developing opportunities for Zomax’ contact center operations in Ireland with MPO’s strong base of entertainment customers within Europe.

Under the terms of the definitive joint venture agreement between MPO and Zomax, Zomax will own 51% of the joint venture, with MPO owning the remaining 49%.  Each company will contribute an undisclosed level of manufacturing assets, inventory and cash to the joint venture.  Zomax will provide the general, financial and human resource management leadership for the joint venture and MPO will assume responsibility for sales, business development and technical support for the venture.  Closure of this transaction is subject to final negotiation and execution of ancillary agreements, customary due diligence and consents and is expected to occur within approximately 45 days.

“We believe that the successful execution of this strategy will allow us to capitalize on our existing investment in our Ireland operations and move the joint venture quickly toward profitability,” said Anthony Angelini, president and CEO of Zomax.  “As a result of significant synergies and leveraging the best resources of both companies we believe the joint venture can achieve profitability quickly and be cash positive in 2007.  Both Zomax and MPO have strong customer relationships and service capabilities. We believe this new relationship creates a strong platform for future, profitable growth both within Ireland and across Europe.”

“We are excited to partner with Zomax and believe that we can significantly strengthen our respective media manufacturing operations in Ireland by consolidating them into one entity,” said Loïc de Poix, president and CEO of MPO International.  “In addition, we believe that our unified organization can successfully create new avenues for growth within the European market.”

Zomax intends to consolidate its Ireland-based production operations into MPO’s existing production facility in the greater Dublin area and to exercise a lease exit right in its Clondalkin production facility. The closure of the Clondalkin facility is expected to result in a cash restructuring charge of approximately $1.8 million for lease exit costs and facility transition costs that will be incurred over the balance of 2006.  Based upon the timeline for integration of the two entities, Zomax believes that it can recoup these cash investments within 18 months.

About Zomax

Zomax helps companies more efficiently bring their products and content to market worldwide. Our comprehensive program management approach helps companies develop, manage and improve their rapidly changing product and program supply chains. Zomax’ solutions leverage a modular suite of supply chain services that include project management, data management, customer contact and e-commerce services, sourcing management, CD/DVD production, assembly and kitting services, JIT physical and electronic fulfillment and returns management. Founded in 1993, Zomax currently operates 8 facilities across the United States, Canada, Mexico and Ireland. For more information on Zomax, visit http://www.zomax.com or call (866) 553-9393.

About MPO International

MPO International is an independent business focused primarily on pre-recorded media and stocking solutions for the home entertainment industry. MPO is one of the Media Industry’s pioneers. With 1,500 employees in Europe and Asia, 6 production sites and Fiege/MPO, a recent joint venture with a European leader in logistics activities to provide distribution services for their customers, the MPO group is the independent leader in pre-recorded media and stocking solutions.  It is headquartered in Averton, France.

www.mpointernational.com

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements relate to our expectations of future performance and events including the anticipated closing and financial impact of the Ireland joint venture and our ability to execute on our plans for the Ireland joint venture related to integration and market opportunities.   These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements.  We caution that any forward-looking statements made by us in this release or in other announcements made by us are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements.  These factors include, without limitation, our ability to close the Ireland joint venture as anticipated, which is subject to several significant contingencies, and to execute on the related plans; the changes and volatility in the personal computer hardware and software industry in Europe, particularly with respect to the demand for CD and DVD media, from which a significant portion of our Ireland revenues are derived; macroeconomic factors that influence the demand for personal computer hardware and software and the resulting demand for the products and services offered through our Ireland operations; consolidation among our customers or competitors, which could cause disruption in our customer relationships or displacement of us as a services provider to one or more customers; our ability to make the proper strategic choices with respect to pursuing profitable growth in our Ireland business;  increased competition within our industry and increased pricing pressure from our customers; our dependence on relatively few customers for a majority of our revenues; fluctuations in our operating results from quarter-to-quarter, which are influenced by many factors outside of our control, including variations in the demand for particular services we offer or the content included in the products we produce for our customers; the volatility of polycarbonate prices; and other risks and uncertainties, including those identified and discussed in detail under the caption “Risks and Uncertainties” in Item 1A of our 2005 Form 10-K.  We undertake no obligation to update or revise any forward-looking statements we make in this release due to new information or future events.  Investors are advised to consult any further disclosures we make on this subject in our filings with the Securities and Exchange Commission, especially on Forms 10-K, 10-Q and 8-K, in which we discuss in more detail various important factors that could cause actual results to differ from expected or historical results.

Company Contacts:	Investor/Media Contact:
Anthony Angelini	Douglas Sherk/Jennifer Beugelmans
President and CEO	CEO/Senior Vice President
Zomax Incorporated	EVC Group, Inc.
(763) 553-9300	(415) 896-6820

Dick Barnes	Media Contact:
EVP and CFO	Steve DiMattia, Senior VP
Zomax Incorporated	EVC Group, Inc.
(763) 553-9300	(646) 277-8706

Xavier d’Estais
Marketing Director
MPO International
33 1 41 10 51 86